EXHIBIT 99.1
Monster Worldwide Reports Third Quarter and Nine Months 2008 Results
Diluted Earnings Per Share from Continuing Operations Increases to $0.36 on Flat Revenue; Non-GAAP Diluted Earnings Per Share from Continuing Operations Increases to $0.40
Careers International Revenue Grows 17% as Operating Margin Expands to 21.2% and Non-GAAP Operating Margin Reaches 22.8%
Net Cash and Securities of $486 million
Cash Flow From Operations of $92 Million
Monster Worldwide to List on New York Stock Exchange
New York, October 30, 2008— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the third quarter ended September 30, 2008.
Third Quarter Results
Total revenue was $332 million compared with $330 million in the comparable quarter of 2007. Revenue was impacted by approximately $6 million of foreign currency benefits. In last year’s third quarter, foreign currency contributed approximately $8 million to revenue.
Careers revenue was $298 million, essentially flat with last year’s third quarter. Careers International revenue, which accounted for 43% of consolidated revenue, grew 17% over the prior year period, or 13% excluding the benefits of currency, to $142 million. North American Careers revenue was $155 million compared with $175 million in last year’s third quarter. Internet Advertising & Fees revenue was $35 million, up 4% over last year’s comparable quarter.
Consolidated operating expenses were $270 million, and income from continuing operations was $43 million, or $0.36 per diluted share in the third quarter of 2008 compared to $34 million, or $0.26 per diluted share, in the comparable 2007 period. The effect of foreign exchange rates benefited consolidated operating income by approximately $1 million, compared to approximately $2 million in the third quarter of 2007.

Included in income from continuing operations for the three months ended September 30, 2008 is $7 million of pre-tax pro forma expenses, or $0.04 per diluted share, associated with the Company’s restructuring plan and matters related to the Company’s historical stock option grant practices. These pro forma adjustments are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the nearest GAAP measure in the accompanying tables. Excluding these costs, income from continuing operations in the third quarter of 2008 was $48 million, or $0.40 per diluted share, compared to $46 million, or $0.36 per diluted share, in the prior year.
At September 30, 2008, the Company had $733 million of cash, cash equivalents and available for sale securities compared with $533 million at June 30, 2008. During the quarter, the Company borrowed $247 million under its existing credit facility as a precautionary measure to provide additional financial flexibility. Approximately $94 million of auction rate securities are classified as a long-term asset on the consolidated balance sheet, and are included in the cash and securities balance as of September 30, 2008. As a result, the Company ended the quarter with net cash and securities of $486 million, before the payment of $174 million for the remaining interest in ChinaHR, which occurred in October 2008.
Cash generated from operating activities was $92 million in the third quarter of 2008 compared to $73 million generated in the prior year period. Capital expenditures were $21 million, reflecting the Company’s strategic investments in technology and infrastructure. During the quarter, the Company repurchased 2.2 million shares of its common stock for an aggregate cost of $42 million. The Company currently has $126 million remaining under the current stock repurchase program. Monster Worldwide’s deferred revenue balance at September 30, 2008 was $412 million, compared with last year’s third quarter balance of $435 million.

“Monster’s strong third quarter earnings growth and solid cash flow generation in the face of a severe global economic slowdown clearly demonstrate the Company’s ability to manage its business efficiently. During the quarter we reduced costs while aggressively investing in critical areas that will drive future growth. As a result, operating expenses were roughly flat with last year’s levels while we strategically expanded our US sales force and substantially enhanced our customer service capability. We have made significant progress in the development of new products for both seekers and employers as we prepare to launch a new job seeker site and user experience in early January 2009,” said Timothy Yates, Executive Vice President and Chief Financial Officer of Monster Worldwide.
Nine Months Results
Monster Worldwide reported total revenue of $1.05 billion for the nine months ended September 30, 2008 compared to $976 million in the comparable period last year, an 8% increase, or 4% before the benefit of foreign exchange rates. Careers revenue grew 9% to $955 million compared with $879 million in the 2007 period. Internet Advertising & Fees reported revenue of $98 million, essentially flat with the prior year period. The Company reported income from continuing operations of $85 million, or $0.70 per diluted share, compared to $104 million or $0.79 per diluted share in the prior year period.
Sal Iannuzzi, Chairman, President and Chief Executive Officer of Monster Worldwide said, “We view the current economic downturn as an opportunity to continue to invest and strengthen the Monster brand and value proposition across our entire global organization, while remaining vigilant in controlling costs. Our recently completed acquisition of ChinaHR, the region’s fastest growing online recruitment resource, provides unparalleled size and reach and further distances Monster from the competition. We cannot predict when the market will improve, however, we are working hard to capture market share and position the Company for stronger growth when the global economy rebounds.”

Monster Worldwide to List on New York Stock Exchange
Monster today announced that it has filed an application to list its common stock on NYSE Euronext (“NYSE”). The Company expects to begin trading on the NYSE on November 10, 2008 (subject to approval by the NYSE) under the stock symbol MWW. The Company will continue to trade on the NASDAQ Global Select Market until that time.
Mr. Iannuzzi added, “We believe the NYSE is a prestigious platform for Monster, a platform that is committed to integrity in governance, innovation, and global growth. These are exciting times for Monster and our move to the NYSE is consistent with the goals, strategies, and values of the new Monster.”
Supplemental Financial Information
The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://corporate.monster.com/Q308.pdf or through the Company’s Investor Relations website at http://ir.monster.com.
Conference Call Information
Third quarter 2008 results will be discussed on Monster Worldwide’s quarterly conference call taking place on October 30, 2008 at 5:00 PM EDT. To join the conference call, please dial (888) 551-5973 at 4:50 PM EDT and reference conference ID# 68058316. For those outside the United States, please dial (706) 643-3467 and reference the same conference ID#. The call will begin promptly at 5:00 PM EDT. Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at http://ir.monster.com. For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #68058316. This number is valid until midnight on November 6, 2008.
Contacts
Investors: Robert Jones, (212) 351-7032, Robert.Jones@monsterworldwide.com
Media: Nick Ragone, (646) 935-4046, Nick.Ragone@ketchum.com

About Monster Worldwide
Monster Worldwide, Inc. (NASDAQ: MNST), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com.
Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Non-GAAP operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: costs associated with the Company’s historical stock option grant practices, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to a security breach in August 2007; and the strategic restructuring actions initiated in the third quarter of 2007. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. The Company considers net cash and securities to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations. The Company also uses net cash and securities, among other measures, in evaluating its choices for capital deployment. Net cash and securities presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.
Special Note: Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the Company’s historical stock option grant practices, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenue	$332,189	$330,142	$1,052,955	$975,957

Salaries and related	136,506	126,940	412,833	393,259
Office and general	71,834	69,466	221,091	200,089
Marketing and promotion	57,684	71,584	238,514	217,661
Provision for legal settlements, net	—	—	40,100	—
Restructuring and other special charges	3,592	11,155	13,251	11,155

Total operating expenses	269,616	279,145	925,789	822,164

Operating income	62,573	50,997	127,166	153,793

Interest and other, net	5,283	6,507	15,723	18,823

Income from continuing operations before income taxes and equity interests	67,856	57,504	142,889	172,616

Income taxes	22,734	20,474	50,030	61,151
Loss in equity interests, net	(2,086)	(3,074)	(7,500)	(7,460)

Income from continuing operations	43,036	33,956	85,359	104,005
Income (loss) from discontinued operations, net of tax	(258)	(655)	10,840	(2,606)

Net income	$42,778	$33,301	$96,199	$101,399

Basic earnings per share:

Income from continuing operations	$0.36	$0.26	$0.70	$0.80
Income (loss) from discontinued operations, net of tax	—	(0.01)	0.09	(0.02)

Basic earnings per share*	$0.36	$0.26	$0.79	$0.78

Diluted earnings per share:

Income from continuing operations	$0.36	$0.26	$0.70	$0.79
Income (loss) from discontinued operations, net of tax	—	(0.01)	0.09	(0.02)

Diluted earnings per share*	$0.35	$0.25	$0.79	$0.77

*Earnings per share may not add in certain periods due to rounding.

Weighted average shares outstanding:

Basic	120,057	129,499	121,213	129,893

Diluted	120,722	130,757	121,884	132,044

Operating income before depreciation and amortization:

Operating income	$62,573	$50,997	$127,166	$153,793
Depreciation and amortization of intangibles	14,710	11,845	40,503	31,862
Amortization of stock based compensation	7,602	2,975	21,468	24,453
Restructuring non-cash expenses	924	67	3,933	67

Operating income before depreciation and amortization	$85,809	$65,884	$193,070	$210,175

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2008	2007
Cash flows provided by operating activities:
Net income	$96,199	$101,399

Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(10,840)	2,606
Depreciation and amortization of intangibles	40,503	31,862
Provision for legal settlements, net	40,100	—
Receipts and payments for legal settlements, net	5,700	—
Provision for doubtful accounts	11,174	8,453
Non-cash compensation	22,630	24,453
Deferred income taxes	(7,142)	(2,697)
Loss (gain) on disposal of assets	3,009	(574)
Loss in equity interests and other	7,500	7,460
Changes in assets and liabilities, net of business combinations:
Accounts receivable	131,891	34,065
Prepaid and other	21,620	(12,211)
Deferred revenue	(112,567)	(9,464)
Accounts payable, accrued liabilities and other	(4,924)	24,749
Net cash used for operating activities of discontinued operations	(4,091)	(5,106)

Total adjustments	144,563	103,596

Net cash provided by operating activities	240,762	204,995

Cash flows provided by (used for) investing activities:
Capital expenditures	(71,224)	(47,560)
Purchase of marketable securities	(182,147)	(1,009,836)
Sales and maturities of marketable securities	502,305	1,035,983
Payments for acquisitions and intangible assets, net of cash acquired	(126,195)	(1,939)
Cash funded to equity investee	(5,000)	(10,000)
Dividends received from equity investee	1,011	—
Net cash used for investing activities of discontinued operations	—	(255)

Net cash provided by (used for) investing activities	118,750	(33,607)

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facility short-term	247,000	—
Repurchase of common stock	(128,133)	(164,734)
Proceeds from exercise of employee stock options	1,156	54,052
Excess tax benefits from equity compensation plans	981	13,954
Payments on debt obligations	(156)	(58)
Payments on acquisition debt	—	(21,862)

Net cash (used for) provided by financing activities	120,848	(118,648)

Effects of exchange rates on cash	(4,980)	5,795

Net increase in cash and cash equivalents	475,380	58,535
Cash and cash equivalents, beginning of period	129,744	58,680

Cash and cash equivalents, end of period	$605,124	$117,215

Free cash flow:

Net cash provided by operating activities	$240,762	$204,995
Less: Capital expenditures	(71,224)	(47,560)

Free cash flow	$169,538	$157,435

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2008	December 31, 2007

Assets:

Cash and cash equivalents	$605,124	$129,744
Available-for-sale securities, current	33,823	448,703
Accounts receivable, net	358,214	499,854
Available-for-sale securities, non - current	93,728	—
Property and equipment, net	152,352	123,397
Goodwill and intangibles, net	743,858	650,685
Other assets	215,875	210,696
Total assets of discontinued operations	—	14,731

Total assets	$2,202,974	$2,077,810

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other	$328,546	$304,146
Deferred revenue	411,764	524,331
Borrowings on credit facility short-term	247,000	—
Non-current income taxes payable	115,318	111,108
Other liabilities	23,682	17,033
Debt	43	415
Total liabilities of discontinued operations	—	4,276

Total liabilities	1,126,353	961,309

Stockholders’ equity	1,076,621	1,116,501

Total liabilities and stockholders’ equity	$2,202,974	$2,077,810

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$155,165	$142,441	$34,583		$332,189
Operating income	43,120	30,231	4,726	$(15,504)	62,573
OIBDA	52,516	39,060	7,425	(13,192)	85,809

Operating margin	27.8%	21.2%	13.7%		18.8%
OIBDA margin	33.8%	27.4%	21.5%		25.8%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2007	North America	International	Fees	Expenses	Total

Revenue	$175,309	$121,687	$33,146		$330,142
Operating income	51,455	7,344	3,487	$(11,289)	50,997
OIBDA	57,589	12,896	5,316	(9,917)	65,884

Operating margin	29.4%	6.0%	10.5%		15.4%
OIBDA margin	32.8%	10.6%	16.0%		20.0%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$502,983	$452,386	$97,586		$1,052,955
Operating income	141,230	71,790	7,951	$(93,805)	127,166
OIBDA	167,754	96,083	15,725	(86,492)	193,070

Operating margin	28.1%	15.9%	8.1%		12.1%
OIBDA margin	33.4%	21.2%	16.1%		18.3%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2007	North America	International	Fees	Expenses	Total

Revenue	$533,807	$344,738	$97,412		$975,957
Operating income	171,912	27,360	15,228	$(60,707)	153,793
OIBDA	189,584	42,852	20,224	(42,485)	210,175

Operating margin	32.2%	7.9%	15.6%		15.8%
OIBDA margin	35.5%	12.4%	20.8%		21.5%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	For the Three Months Ended September, 2008				For the Three Months Ended September, 2007
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$332,189	—		$332,189	$330,142	—		$330,142

Salaries and related	136,506	—		136,506	126,940	364	a	127,304
Office and general	71,834	(3,875	) a	67,959	69,466	(8,589	) a	60,877
Marketing and promotion	57,684	—		57,684	71,584	—		71,584
Restructuring and other special charges	3,592	(3,592	) c	—	11,155	(11,155)		—

Total operating expenses	269,616	(7,467)		262,149	279,145	(19,380)		259,765

Operating income	62,573	7,467		70,040	50,997	19,380		70,377
Operating margin	18.8%			21.1%	15.4%			21.3%

Interest and other, net	5,283	—		5,283	6,507	—		6,507

Income from continuing operations before income taxes and equity interests	67,856	7,467		75,323	57,504	19,380		76,884

Income taxes	22,734	2,502	) d	25,236	20,474	6,900	d	27,374
Losses in equity interests, net	(2,086)	—		(2,086)	(3,074)	—		(3,074)

Income from continuing operations	$43,036	$4,965		$48,001	$33,956	$12,480		$46,436

Diluted earnings per share from continuing operations	$0.36	$0.04		$0.40	$0.26	$0.10		$0.36

Weighted average shares outstanding:
Diluted	120,722	120,722		120,722	130,757	130,757		130,757

	For the Nine Months Ended September, 2008				For the Nine Months Ended September, 2007
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$1,052,955	—		$1,052,955	$975,957	—		$975,957

Salaries and related	412,833	93	a	412,926	393,259	(15,778	) a	377,481
Office and general	221,091	(11,658	) a	209,433	200,089	(23,416	) a	176,673
Marketing and promotion	238,514	—		238,514	217,661	—		217,661
Provision for legal settlements, net	40,100	(40,100	) b	—	—	—		—
Restructuring and other special charges	13,251	(13,251	) c	—	11,155	(11,155)		—

Total operating expenses	925,789	(64,916)		860,873	822,164	(50,349)		771,815

Operating income	127,166	64,916		192,082	153,793	50,349		204,142
Operating margin	12.1%			18.2%	15.8%			20.9%

Interest and other, net	15,723	—		15,723	18,823	—		18,823

Income from continuing operations before income taxes and equity interests	142,889	64,916		207,805	172,616	50,349		222,965

Income taxes	50,030	22,729	d	72,759	61,151	17,837	d	78,988
Losses in equity interests, net	(7,500)	—		(7,500)	(7,460)	—		(7,460)

Income from continuing operations	$85,359	$42,187		$127,546	$104,005	$32,512		$136,517

Diluted earnings per share from continuing operations *	$0.70	$0.35		$1.05	$0.79	$0.25		$1.03

Weighted average shares outstanding:
Diluted	121,884	121,884		121,884	132,044	132,044		132,044
Note Regarding ProForma Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
ProForma adjustments consist of the following:

a	Costs associated with the ongoing investigation into the Company’s historical stock option granting practices, and costs associated with the remediation of a security breach related to the Company’s resume database in August 2007.

b	Provision for costs associated with the proposed legal settlements related to the stock option litigation, net of recoveries.

c	Restructuring related charges pertain to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

d	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interest.

*	Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$155,165	$142,441	$34,583		$332,189
Operating income — GAAP	$43,120	$30,231	$4,726	$(15,504)	$62,573
Proforma Adjustments	651	2,236	251	4,329	7,467

Operating income — Non GAAP	$43,771	$32,467	$4,977	$(11,175)	$70,040

Operating margin — GAAP	27.8%	21.2%	13.7%		18.8%
Operating margin — Non GAAP	28.2%	22.8%	14.4%		21.1%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended September 30, 2007	North America	International	Fees	Expenses	Total

Revenue	$175,309	$121,687	$33,146		$330,142
Operating income — GAAP	$51,455	$7,344	$3,487	$(11,289)	$50,997
Proforma Adjustments	7,975	6,245	1,917	3,243	19,380

Operating income — Non GAAP	$59,430	$13,589	$5,404	$(8,046)	$70,377

Operating margin — GAAP	29.4%	6.0%	10.5%		15.4%
Operating margin — Non GAAP	33.9%	11.2%	16.3%		21.3%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$502,983	$452,386	$97,586		$1,052,955
Operating income — GAAP	$141,230	$71,790	$7,951	$(93,805)	$127,166
Proforma Adjustments	4,831	6,938	1,411	51,736	64,916

Operating income — Non GAAP	$146,061	$78,728	$9,362	$(42,069)	$192,082

Operating margin — GAAP	28.1%	15.9%	8.1%		12.1%
Operating margin — Non GAAP	29.0%	17.4%	9.6%		18.2%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Nine Months Ended September 30, 2007	North America	International	Fees	Expenses	Total

Revenue	$533,807	$344,738	$97,412		$975,957
Operating income — GAAP	$171,912	$27,360	$15,228	$(60,707)	$153,793
Proforma Adjustments	8,425	6,245	1,917	33,762	50,349

Operating income — Non GAAP	$180,337	$33,605	$17,145	$(26,945)	$204,142

Operating margin — GAAP	32.2%	7.9%	15.6%		15.8%
Operating margin — Non GAAP	33.8%	9.7%	17.6%		20.9%